Exhibit 10.16

Execution Version

NOTE PURCHASE AND SECURITY AGREEMENT

This Note Purchase and Security Agreement, dated as of April 14, 2020 (this “Agreement”), is entered into by and among Metromile, Inc., a Delaware corporation (the “Company”), the undersigned Guarantors, the persons listed on the Schedule of Holders attached hereto as Exhibit B (collectively, the “Holders”, and each, a “Holder”) and HSCM Bermuda Fund Ltd., as collateral agent (“Agent”).

RECITALS

A.	On the terms and subject to the conditions set forth herein, the Holders are willing to purchase from the Company, and the Company is willing to sell and issue to the Holders Senior Secured Subordinated PIK Notes due 2025 in the form attached hereto as Exhibit A (collectively, the “Notes” and each, a “Note”) having an aggregate principal amount of up to $50,000,000.

B.	Capitalized terms shall have the meanings set forth in Section 10.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

(a) Sale and Issuance of the Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Holder and each Holder agrees to purchase from the Company, at each Closing, Notes in the principal amount specified opposite such Holder’s name as set forth on Exhibit B, at the purchase price of 100% of the principal amount thereof (the “Original Principal Amount”) by wire transfer to a bank account designated by the Company. The Holders’ obligations hereunder are several and not joint obligations and no Person shall have any liability to any other Holder for the performance or non-performance of any obligation by any other Holder hereunder. The aggregate principal amount for all Notes issued hereunder shall not exceed $50,000,000 unless otherwise determined by the Company and the Holders holding of a majority of the then outstanding aggregate principal amount of the Notes (the “Majority Holders”).

(b) Closings. The initial purchase and sale of the Notes shall take place remotely via the exchange of documents and signatures on the date of this Agreement and may not exceed $35,000,000 in aggregate principal amount of the Notes, with at least $20,000,000 aggregate principal amount of Notes purchased by Hudson Structured Capital Management Ltd. or its affiliates (collectively, “Hudson”). No Notes shall be issued to investors other than Hudson at any Closing occurring after the date that is 45 days from the date of this Agreement (the “Closing Deadline”). Exhibit B to this Agreement shall be updated by the Company to reflect the Notes purchased at each such Closing and the parties purchasing such Notes. Hudson agrees that subject to Section 6(d), it is required to invest up to an additional $15,000,000 in the purchase of additional Notes (with each closing of such additional capital being a “Subsequent Hudson Closing” and each date of such Subsequent Hudson Closing being a “Subsequent Hudson Closing Date”). In the event there is more than one closing, including a Subsequent Hudson Closing, the term “Closing” shall apply to each such closing unless otherwise specified, and the date of any such Closing, including a Subsequent Hudson Closing Date, shall be referred to herein as the “Closing Date” for such Closing.

(c) Delivery; Issuance of Warrants.

(i) At each Closing, the Company will deliver to each Holder participating in such Closing the Note to be purchased by such Holder, against receipt by the Company of the Original Principal Amount via wire transfer in U.S. Dollars.

(ii) Promptly following the Closing Deadline, and in no event more than five Business Days thereafter, the Company will issue, execute, and deliver to each Holder, and each Holder will execute and deliver to the Company, a Warrant to Purchase Shares of Series E Preferred Stock of MetroMile, Inc. (collectively, the “Warrants”) in the form attached hereto as Exhibit C exercisable for a number of shares of the Company’s Series E Preferred Stock equal to, in the case of a Holder, the product obtained by multiplying (A) 8,536,938 by (B) the quotient obtained by dividing (I) the Original Principal Amount of the Note purchased by a Holder by (II) $50,000,000, as rounded down to the nearest whole share. For the purpose of determining the Warrants to be issued pursuant to this clause (ii) the aggregate Original Principal Amount of the Notes of Hudson shall be deemed to be $35,000,000.

2. Guaranty

(a) Guaranty. Each Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance of all Obligations.

(b) Guaranty Absolute and Unconditional. Each Guarantor agrees that its Obligations under this Section 2 are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(i) Any illegality, invalidity or unenforceability of any Obligation or Note Document or any related agreement or instrument, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations.

(ii) Any change in the time, place or manner of payment or performance of, or in any other term of the Obligations, or any rescission, waiver, release, assignment, amendment or other modification of any Note Document.

(iii) Any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations.

(iv) Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(v) Any change, restructuring or termination of the corporate structure, ownership or existence of any other Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting restructuring, release or discharge of any Obligations.

(vi) Any failure of any Secured Party to disclose to such Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to any Secured Party, each Guarantor waiving any duty of any Secured Party to disclose such information.

(vii) The failure of any other guarantor or third party to execute or deliver this Section 2 or any other guaranty or agreement, or the release or reduction of liability of any other Obligor or any other guarantor or surety with respect to the Obligations.

(viii) The failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Note Document or otherwise.

(ix) The existence of any claim, set-off, counterclaim, recoupment or other rights that any Obligor may have against any Secured Party (other than a defense of payment or performance).

(x) Any other circumstance (including, without limitation, any statute of limitations), act, omission or manner of administering any Note Document or any existence of or reliance on any representation by any Secured Party that might vary the risk of any other Obligor or otherwise operate as a defense available to, or a legal or equitable discharge of, any other Obligor.

(c) Certain Waivers; Acknowledgments. Each Guarantor further acknowledges and agrees as follows:

(i) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Section 2 and acknowledges that this Section 2 is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(ii) This Section 2 is a guaranty of payment and performance and not of collection. No Secured Party shall be obligated to enforce or exhaust its remedies against the Company or any other Obligor or under any Note Document before proceeding to enforce this Section 2.

(iii) This Section 2 is a direct guaranty and independent of the obligations of the Company or any other Obligor under any Note Document. The Secured Parties may resort to any Guarantor for payment and performance of the Obligations whether or not the Secured Parties shall have resorted to any collateral therefor or shall have proceeded against any Obligor or any other guarantors with respect to the Obligations. The Secured Parties may, at their option, proceed against any Obligor, jointly and severally, or against any Guarantor only without having obtained a judgment against the Company.

(iv) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Section 2 and any requirement that Agent protect, secure, perfect or insure any Lien or any property subject thereto.

(v) Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of the Company.

(d) Subrogation. Each Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Section 2 until all Obligations shall have been indefeasibly paid and discharged in full.

3. Creation of Security Interest

(a) Grant of Security Interest. Each Obligor hereby grants Agent, for the benefit of the Holders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the benefit of the Holders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full. Upon payment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist), Agent shall, at the Obligors’ sole cost and expense, promptly release its Liens in the Collateral and all rights therein shall thereupon automatically revert to the Obligors, as applicable, and Agent and the Holders shall, upon reasonable request from the Obligors and at the Obligors’ sole cost and expense, promptly deliver to the Obligors written evidence of the termination of such liens and any other documents reasonably necessary to terminate, or evidence the termination, of such liens. Notwithstanding the foregoing, the security interest granted by the Obligors to Agent on behalf of the Holders under this Agreement expressly excludes all of MIC’s rights, title and interest in any and all accounts, claims, licenses, charters, or other assets of MIC.

(b) Priority of Security Interest. Each Obligor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a second priority perfected security interest in the Collateral (subject only to (i) Permitted Liens and (ii) filings by Agent of any necessary or appropriate filings or other continuation documentation, if and as may be needed), subject to the Intercreditor Agreement. If any Obligor shall acquire a commercial tort claim in an amount in excess of $200,000, such Obligor shall promptly notify Agent in a writing signed by such Obligor of the general details thereof and grant to Agent, for the benefit of the Holders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. If any Obligor shall acquire any right, title or interest in Negotiable Collateral with a total value in excess of $200,000, the Company shall immediately notify Agent and endorse and deliver to Agent, at the request of Agent, the originals of such Negotiable Collateral; provided that no such action shall be required to be taken by the Company until the Senior Debt (as defined in the Intercreditor Agreement) shall have been paid in full. No Obligor will create any chattel paper with a total in excess of $200,000 without placing a legend on the chattel paper reasonably acceptable to Agent indicating that Agent has a security interest in such chattel paper; provided that no such action shall be required to be taken by an Obligor until the Senior Debt (as defined in the Intercreditor Agreement) shall have been paid in full.

(c) Authorization to File Financing Statements. Each Obligor hereby authorizes Agent to file at any time financing statements, continuation statements and amendments thereto and to take any other action required to perfect Agent’s security interest in the Collateral, without notice to such Obligor, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder and under the other Note Documents, including a notice that any disposition of the Collateral in contravention of the terms of this Agreement, by any Obligor or any other Person, shall be deemed to violate the rights of Agent and the Holders under the Code. Such financing statements may (i) either specifically describe the Collateral or describe the Collateral as all assets of the Obligors of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Obligor is an organization, the type of organization and any organizational identification number issued to such Obligor.

(d) Pledge of Collateral. Subject to the Intercreditor Agreement, each Obligor hereby pledges, assigns and grants to Agent, for the benefit of the Holders, a security interest in all the Equity Interests in which such Obligor has any interest, including the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. To the extent required by the terms and conditions governing the Equity Interests in which an Obligor has an interest, such Obligor shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Subject to the Intercreditor Agreement, each Obligor will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing and the Obligors shall have received written notice from Agent of its intention to suspend such rights, the Obligors shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof; provided that: no such notice shall be required if any Obligor has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. Subject to the Intercreditor Agreement, all such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default and following receipt by the Obligors of written notice from Agent of Agent’s intention to suspend such rights (unless an Insolvency Proceeding has been commenced), further provided that all such rights to vote and give consents, waivers and ratifications shall revive in the event that the applicable Event of Default is cured or waived.

(e) Appointment of Agent. Each Holder, by its acceptance of this Agreement, hereby irrevocably appoints and authorizes Agent to perform the duties as collateral agent under this Agreement and the other Note Documents, including: (i) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Note Document; (ii) to perform, exercise, and enforce any and all other rights and remedies of the Holders with respect to the Obligors, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Note Document; (iii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Note Document; and (iv)  to take such action as Agent deems appropriate on its behalf to exercise such powers delegated to Agent by the terms hereof or the other Note Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof and consents and agrees to the terms of Sections 3 and 9 and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Agent to enter into the Security Document on its behalf) as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and this Agreement, and authorizes and directs Agent to enter into the Note Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. As to any matters not expressly provided for by this Agreement and the other Note Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Holders; provided, however, that Agent shall not be required to take any action which, in the reasonable opinion of Agent, exposes Agent to liability or which is contrary to this Agreement or any other Note Document or applicable law.

4. Representations and Warranties of the Obligors. Each Obligor represents and warrants to Agent and the Holders as follows, subject to the exceptions to the following as set forth in the Exceptions Schedule:

(a) Due Organization, Authorization; Power and Authority; Binding Obligation.

(i) Each Obligor (A) is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its business or ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (B) has the exact legal name that is indicated on the signature page hereof; (C) is an organization of the type and is organized in the jurisdiction set forth on Schedule 4(a)(i) hereto; (D) has the organizational identification number set forth on Schedule 4(a)(i) hereto; (E) has the place of business, or, if more than one, chief executive office as well as the mailing address (if different than its chief executive office) set forth on Schedule 4(a)(i) hereto; and (F) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction.

(ii) The execution, delivery and performance of the obligations contained in this Agreement and the Note Documents by each Obligor has been duly authorized, and do not (i) conflict with any of the Obligors’ Operating Documents or other organizational documents, or applicable consents and/or waivers which may have been obtained, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Obligor or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Obligor is bound. No Obligor is in default under any agreement to which it is a party or by which it or any of its assets is bound in which the default could reasonably be expected to have a Material Adverse Effect.

(iii) Each Obligor has full legal capacity, power and authority to execute and deliver this Agreement and the other Note Documents and to perform its obligations hereunder and thereunder. This Agreement and the other Note Documents constitute valid and binding obligations of each Obligor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Collateral. Each Obligor has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and under the other Note Documents, free and clear of any and all Liens except Permitted Liens.

(c) Collateral Accounts; Accounts. Except for the Collateral Accounts described on Schedule 4(c) or in a notice timely delivered pursuant to Section 6.6, no Obligor has any Collateral Accounts at or with any bank, broker or other financial institution, and, solely with respect Collateral Accounts of the Obligors and subject to the Intercreditor Agreement, the Obligors have taken such actions as are necessary to give Agent a perfected security interest therein as required pursuant to the terms of Section 6.6. The Accounts are bona fide, existing obligations of the Account Debtors.

(d) Collateral. The Collateral is located only at the locations identified on Schedule 4(d) and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided on Schedule 4(d) or as disclosed in writing pursuant to Section 6(a)(ix).

(e) Intellectual Property. Each Obligor is the sole owner of the Intellectual Property which it owns or purports to own except for (i) non-exclusive licenses granted to its customers in the Ordinary Course of Business or as permitted under Section 6(b)(i), (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Obligor and noted on Schedule 4(e) or as disclosed pursuant to Section 6(a)(vi), and (v) immaterial Intellectual Property licensed to such Obligor. Each Patent (other than patent applications) which such Obligor owns or purports to own and which is material to such Obligor’s business is, to such Obligor’s knowledge, valid and enforceable, and no part of the Intellectual Property which such Obligor owns or purports to own and which is material to such Obligor’s business has been judged invalid or unenforceable, in whole or in part. To the best of the Obligors’ knowledge, no claim has been made in writing that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Effect. Except as noted on Schedule 4(e) or as disclosed pursuant to Section 6(a)(vi), no Obligor is a party to, is bound by, any Restricted License.

(f) Litigation and Proceedings. Except as set forth on Schedule 4(f) or as otherwise disclosed in writing pursuant to Section 6(a)(i), there are no actions, suits, litigations, investigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against the Obligors (excluding any actions, suits, litigations, investigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer threatened in writing against the Obligors arising under an insurance policy issued or serviced by the Obligors in the Ordinary Course of Business) involving (i) more than, individually or in the aggregate Two Hundred Eighty Seven Thousand Five Hundred Dollars ($287,500) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect, or (ii) infringement of any Intellectual Property that is material to the operations of the business of the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 4(f), there are no actions, suits, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against the Obligors involving challenges to the validity of any Intellectual Property that is material to the Obligors’ business, taken as a whole.

(g) Financial Statements; Financial Condition. All consolidated financial statements for the Company delivered to the Holders fairly present, in conformity with GAAP, except with respect to such unaudited financial statements, (i) for the absence of footnotes and (ii) that are subject to normal year-end adjustments, in all material respects the Company’s consolidated financial condition and the Company’s consolidated results of operations as of the respective dates thereof and the results of operations of the Company for the respective periods then ended. No event, occurrence or development has occurred at any time on or after December 31, 2019, which has had or could reasonably be expected to have any Material Adverse Effect.

(h) Solvency. The fair salable value of the consolidated assets of the Company and its Subsidiaries (including goodwill minus disposition costs) exceeds the fair value of the liabilities of the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement; the Company and its Subsidiaries, taken as a whole, will not be left with unreasonably small capital after the Closings contemplated hereby; and the Company is able to pay its debts (including trade debts) as they mature.

(i) Regulatory Compliance.

(i) None of the Company and its Subsidiaries is an “investment company” or a company “controlled” by a Person required to register as an “investment company” under the Investment Company Act of 1940, as amended. None of the Company and its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). None of the Company and its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. The Company and its Subsidiaries (a) have complied in all material respects with all Requirements of Law including the Federal Fair Labor Standards Act and all applicable insurance company-related laws and regulations, and (b) have not violated any Requirements of Law the violation of which could reasonably be expected to have Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ properties or assets have been used by the Company or such Subsidiaries or, to the best of the Company’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally, excluding the use and storage of standard office supplies. The Company and its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(ii) None of the Company, its Subsidiaries or to the knowledge of the Company, any of the Company’s or its Subsidiaries’ Affiliates or any of its respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of the Company or its Subsidiaries or to the knowledge of the Company, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

(j) Capitalization; Subsidiaries; Investments. The Company has delivered to each Holder a capitalization table that is true, correct and complete in all material respects with respect to all issued and outstanding Equity Interests, as of the initial Closing Date. The Obligors do not, and will not at any time, have any Subsidiaries that are not Obligors hereunder, other than MIC. The Obligors do not own any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

(k) Tax Returns and Payments; Pension Contributions. Each of the Obligors has timely filed all required tax returns and reports (or appropriate extensions therefor), and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by it, as applicable, except (i) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) if such taxes, assessments, deposits and contributions do not, individually exceed $28,750 or $115,000 in the aggregate (in any 12 month period).

To the extent any Obligor defers payment of any contested taxes in excess of $86,250, such Obligor shall: (i) notify the Holders in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent any Governmental Authority from levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. No Obligor is aware of any claims or adjustments proposed for any of such Obligor’s prior tax years which could result in additional taxes becoming due and payable by such Obligor. Each Obligor has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and such Obligor has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Obligor.

(l) Employee Loans. Other than Permitted Investments, the Obligors have no outstanding loans to any employee, officer or director of the Obligors nor have Obligors guaranteed the payment of any loan made to an employee, officer or director of the Obligors by a third party.

(m) Use of Proceeds. The Company shall use the proceeds of the Notes solely as working capital and to fund its general business expenses in accordance with the provisions of this Agreement, including without limitation, for capital expenditures, and not for personal, family, household or agricultural purposes.

(n) Shares. The Obligors have full power and authority to create a lien on the Shares and no disability or contractual obligation exists that would prohibit the Obligors from pledging the Shares pursuant to this Agreement. Except as set forth on Schedule 4(n), to the Obligors’ knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To the Obligors’ knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and the Obligors know of no reasonable grounds for the institution of any such proceedings.

(o) Full Disclosure. No written representation, warranty or other statement of the Company or any of its Subsidiaries in any certificate or written statement given to the Holders, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to such Holders, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized by each Holder that the projections and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5. Representations and Warranties of Holder. Each Holder represents and warrants to the Company upon the purchase of a Note as follows:

(a) Binding Obligation. Each Holder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Notes constitute valid and binding obligations of each Holder, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Tax Advisors. Each Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the other transactions contemplated by this Agreement and the Note purchased by such Holder. With respect to such matters, each Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Each Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(c) Representations by Non-U.S. Person. Each Holder hereby represents that such Holder is satisfied as to the full observance of the laws of its place of incorporation and/or residence (the “Home Jurisdiction”) in connection with any invitation to purchase the Note, including (i) the legal requirements within the Home Jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Note. Each Holder’s subscription and payment for, and each Holder’s continued beneficial ownership of, the Note will not violate any applicable laws of the Home Jurisdiction.

6. Covenants.

(a) Affirmative Covenants of the Company. The Company covenants that so long as any of the Notes are outstanding:

(i) Financial Statements, Reports, Certificates; Notices. The Company shall provide Agent and each Holder with the following:

(A) Monthly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each of the first two months of a quarter, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Company’s consolidated operations for such month, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except (1) for the absence of footnotes, (2) that they are subject to normal year-end adjustments, (3) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements, and (4) as to the statement of cash flows are presented for management reporting that is not consistent with GAAP (the “Monthly Financial Statements”);

(B) Monthly Compliance Certificate. Within forty-five (45) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, each Obligor was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Agent may reasonably request;

(C) Quarterly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Company’s consolidated operations for such fiscal quarter, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except (1) for the absence of footnotes, (2) that they are subject to normal year-end adjustments, (3) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements, and (4) as to the statement of cash flows are presented for management reporting that is not consistent with GAAP (the “Quarterly Financial Statements”);

(D) Annual Operating Budget and Financial Projections. Within thirty (30) days after the end of each fiscal year of the Company (and promptly and within five (5) Business Days of any material modification thereto), (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of the Company, and (ii) annual financial projections and financial models for such fiscal year (on a quarterly basis) as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(E) Annual Audited Financial Statements. As soon as available, but no later than one hundred fifty (150) days after the last day of the Company’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification with respect to a “going-concern” that is typical to the Company’s stage of development) on the financial statements from an independent certified public accounting firm;

(F) Regulatory Reports. The Company shall deliver to Agent and the Holders any material report and supporting documentation relating to the performance of MIC’s or any other Prohibited Subsidiary’s insurance business delivered to an insurance regulatory body, including, but not limited to, ceded net written premiums, general agent’s commissions, paid losses, all quarterly (if prepared) and annual actuarial reports, and loss adjustment expenses (collectively, the “Regulatory Reports”) in the form provided to the applicable regulatory body all within a reasonable time (not to exceed ten (10) days following the delivery of any such Regulatory Reports to such regulatory body; provided, however, to the extent any such Regulatory Reports have been previously delivered to Agent or Holders in connection with this Section 6(a)(ii)(F), the Company shall not be required to deliver such Regulatory Reports to Agent and Holders again; and, provided further, that Regulatory Reports excludes any rate and fee filings (and supporting documentation), model filings (and supporting documentation), and Ordinary Course of Business statutory tax filings;

(G) Other Statements. Within five (5) Business Days of delivery, copies of all statements, reports and notices generally made available to the Company’s Equity Interest holders or to any holders of Subordinated Debt, but expressly excluding any Board materials, minutes, actions by written consent, or other similar materials;

(H) SEC Filings. In the event that the Company becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the Company’s website address; provided, however, the Company shall promptly notify Holders in writing (which may be by electronic mail) of the posting of any such documents, which will satisfy the delivery requirement hereunder;

(I) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against the Company or any of its Subsidiaries, (excluding any actions, suits, litigations, investigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing against MIC (and not the Company or other Subsidiary) arising under an insurance policy issued or serviced by MIC in the Ordinary Course of Business) that could result in damages or costs to the Company or any of its Subsidiaries of, individually or in the aggregate, $402,500 or more;

(J) Intellectual Property Report. Within 45 days of the last day of each fiscal quarter, a report signed by a Responsible Officer, in form reasonably acceptable to Agent, listing any applications or registrations that the Obligors or any of their Subsidiaries have made or filed in respect of any Patents, Copyrights or Trademarks and any changes in the status of any outstanding applications or registrations, as well as any material change in the Obligors or any of their Subsidiaries’ Intellectual Property, including but not limited to any subsequent ownership right acquired in or to any Trademark, Patent or Copyright not specified in an intellectual property security agreement delivered to Agent by such Person in connection with this Agreement; and

(K) Other Financial Information. Other financial information reasonably requested by Agent.

(ii) Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, maintain its legal existence and good standing in their respective jurisdictions of formation or organization and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. The Company shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company will obtain and keep in full force and effect all of the Governmental Approvals necessary for the performance by the Company of its obligations under this Agreement and the Notes.

(iii) Insurance. The Company will, and will cause each of its Subsidiaries to:

(A) Keep its business and the Collateral insured for risks and in amounts standard for companies in the Obligors’ industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of the Obligors, and in amounts that are reasonably satisfactory to Agent. Specifically, and subject to the Intercreditor Agreement, (i) all property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent, (ii) all liability policies shall show, or have endorsements showing, Agent as an additional insured, and (iii) Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(B) Ensure that proceeds payable under any property policy (other than insurance with respect to real property) are, at Agent’s option, payable to Agent on account of the Obligations. Notwithstanding the foregoing, and subject to the Intercreditor Agreement, (a) so long as no Event of Default has occurred and is continuing, the Obligors shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000), in the aggregate per calendar year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or similar value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent has been granted a security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Agent, be payable to Agent, for the benefit of the Holders, on account of the Obligations.

(C) At Agent’s written request, the Company shall deliver copies of insurance policies and evidence of all premium payments. Subject to the Intercreditor Agreement, each provider of any such insurance required under this Section 6(a)(iii) shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent twenty (20) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums). If the Obligors fail to obtain insurance as required under this Section 6(a)(iii) or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent and/or any Holder may make all or part of such payment or obtain such insurance policies required in this Section 6(a)(iii), and take any action under the policies Agent or such Holders deems prudent.

(iv) Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 6(a)(iv) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Taxes; Pensions. The Company will timely file (or file timely extensions), and require each of its Subsidiaries to timely file (or file timely extensions), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay (or file timely extensions), all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Company and each of its Subsidiaries, except for (i) deferred payment of any taxes contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (ii) taxes which do not exceed $86,250 at any time, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

(vi) Intellectual Property. The Company will, and will cause each of its Subsidiaries to:

(A) Use commercially reasonable efforts, consistent with reasonable business practices, to (1) protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to its business; (2) promptly advise the Holders in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property that is material to its business; and (3) not allow any Intellectual Property material to the Obligors’ business to be abandoned, forfeited or dedicated to the public without the Majority Holders’ written consent, which consent will not be unreasonably withheld, conditioned, or delayed.

(B) Provide written notice to Agent within thirty (30) days of entering or becoming bound by any Restricted License. The Obligors shall take such commercially reasonable steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for: (1) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Note Documents.

(C) (1) Provide written notice to Agent not less than fifteen (15) days prior to the filing of any new applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (2) prior to the filing of any such applications or registrations, execute such documents as Agent may reasonably request for Agent to maintain its perfection in such intellectual property rights to be registered by the Obligors; (3) upon the request of Agent, either deliver to Agent or file such documents simultaneously with the filing of any such applications or registrations; and (4) upon filing any such applications or registrations, promptly provide Agent with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Agent to be filed for Agent to maintain the perfection and priority of its security interest, for the benefit of the Holders, in such intellectual property rights, and the date of such filing.

(vii) Access to Collateral; Books and Records. Upon five Business Days’ prior notice to the Company, the Majority Holders, on a joint basis, or their agents, may inspect the Collateral and audit and copy the Obligors’ books and records (excluding any Attorney Client Excluded Materials), which inspections shall be at reasonable times and during normal business hours; provided that upon an Event of Default no such prior notice is required and any such inspections may be during normal business hours in the sole and absolute discretion of Agent. Such inspections or audits shall be conducted no more often than once every six (6) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The foregoing inspections and audits shall be at the Company’s expense. Further, prior to the occurrence and continuance of an Event of Default and the acceleration of the Obligations hereunder, access to the Obligors’ books and records shall not include access to the Board Materials.

(viii) Insurance Financial Executive. Within 90 days of the Closing Deadline, MIC will have retained an insurance financial executive, mutually and reasonably agreeable to the Company and Agent.

(ix) Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained herein (including Sections 6(b)(iii) and 6(b)(vi) hereof), at the time that the Company or any Subsidiary forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date: (a) promptly, and in any event within five (5) Business Days of such formation or acquisition, provide written notice to Agent and the Holders together with certified copies of the Operating Documents for such Subsidiary (such notice a “New Subsidiary Notice”), and (b) promptly, and in any event within 15 days of such formation or creation: (1) take all such action as may be reasonably required by Agent to (x) cause each such new Subsidiary (other than Prohibited Subsidiary (as defined under the Senior Loan Agreement)) to provide to Agent a joinder to this Agreement pursuant to which such Subsidiary becomes a Guarantor hereunder, and (y) grant a continuing pledge and security interest in and to the property of such Subsidiary constituting Collateral (substantially as described on Annex I), in each case together with such appropriate financing statements, Account Control Agreements (to the extent required and subject to the Intercreditor Agreement) and other documents, instruments and agreements reasonably requested by Agent, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent, for the benefit of the Holders, a second priority Lien (subject to Permitted Liens) in and to the property constituting Collateral of such newly formed or acquired Subsidiary), (2) subject to the Intercreditor Agreement, provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial Equity Interests in such new Subsidiary, in form and substance satisfactory to Agent, and (3) provide to Agent all other documentation in form and substance satisfactory to Agent, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5(a)(ix) shall be a Note Document.

(x) Property Locations. The Obligors will:

(A) Provide to Agent and the Holders at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(B) Subject to the Intercreditor Agreement and upon the request of Agent, with respect to any property or assets of the Obligors located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the Obligors shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Agent’s benefit. Subject to the Intercreditor Agreement and upon the request of Agent, the Obligors shall deliver to Agent each warehouse receipt, where negotiable, covering any such property.

(C) Subject to the Intercreditor Agreement, with respect to any property or assets of the Obligors located on leased premises (other than Excluded Locations), the Obligors shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

(xi) Inventory; Returns. The Company will, and will cause each of its Subsidiaries to, keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between the Obligors and its users shall follow the Obligors’ customary practices as they exist on the initial Closing Date. The Obligors must promptly notify Agent of all returns, recoveries, disputes and claims (other than claims that relate to ordinary insurance claims) that involve more than One Hundred Thousand Dollars ($100,000).

(xii) Deposit and Securities Accounts. The Company will, and will cause each of its Subsidiaries to:

(A) Maintain its, and cause each of its Subsidiaries to maintain their respective, operating and other deposit accounts and securities accounts only at the banks and other financial institutions identified on Schedule 4(c) or as disclosed pursuant to a notice timely delivered pursuant to Section 6(a)(xii)(B). The Obligors shall further maintain, at all times, an ACH payment structure in favor of Agent reasonably satisfactory to Agent.

(B) Provide Agent five (5) Business Days prior written notice before establishing any Collateral Account of the Company or any Subsidiary at or with any bank, broker or other financial institution, and upon opening such account, provide Agent with a written notice identifying the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Subject to the Intercreditor Agreement, for each Collateral Account that the Company or any Subsidiary at any time maintain, the Company shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Account Control Agreement may not be terminated without the prior written consent of Agent. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s or its Subsidiaries’ employees and identified to Agent by the Company as such and (ii) deposit accounts holding Cash exclusively securing obligations permitted under clause (g) of the definition of Permitted Indebtedness in an amount not to exceed the amounts set forth in such clause (g), provided that at any time that any of the Cash in the deposit accounts referenced in the foregoing clause (ii) is no longer being used to secure the obligations permitted under clause (g) of the definition of Permitted Indebtedness then any such Cash shall be transferred to a Collateral Account that shall be subject to provisions of the foregoing sentence.

(xiii) Minimum Cash. The Obligors shall, at all times, maintain aggregate unrestricted cash in one or more Deposit Accounts of the Obligors that are subject to the first priority security interest of Senior Agent and are covered by Account Control Agreements in favor of Senior Agent that have already been fully executed and delivered as of April 10, 2020, of at least the following amounts (the “Minimum Cash Requirement”): (A) Seventeen Million Five Hundred Thousand Dollars ($17,500,000) until and including December 31, 2020 and (B) Ten Million Dollars ($10,000,000) on and after January 1, 2021. Borrowers shall, at all times, maintain Ten Million Dollars ($10,000,000) of the Minimum Cash Requirement with Western Alliance Bank (for so long as Western Alliance Bank remains a Lender (as defined in the Senior Loan Agreement) under the Senior Loan Agreement, and thereafter, at a financial institution satisfactory to the Required Lenders (as defined in the Senior Loan Agreement) and Senior Agent). The Obligors shall, within 45 days after the last day of each fiscal quarter and together with the Quarterly Financial Statements, provide Agent and each Holder with such information as Agent shall reasonably request in order to confirm the Obligors’ compliance with the Minimum Cash Requirement.

(xiv) Litigation Cooperation. From the Effective Date and continuing through the termination of this Agreement, make available to Agent and the Holders, without expense to Agent or the Holders, the Obligors and their officers, employees and agents and the Obligors’ books and records, to the extent that Agent or any Holder may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Holder with respect to any Collateral or relating to the Obligors in connection with the Note Documents, provided, however, the foregoing may be subject to such exclusions and redactions as the Obligors deem reasonably necessary, in the exercise of its good faith judgment and advice of counsel, in order to (A) prevent impairment of the attorney client privilege, or (B) avoid violating enforceable obligations to third parties with respect to the confidentiality or non-disclosure of confidential information provided by such third parties (collectively, the “Attorney Client Excluded Materials”). Unless otherwise deemed specifically necessary by Agent in connection with the foregoing, as reasonably determined by Agent, prior to the occurrence and continuance of an Event of Default and the acceleration of the Obligations hereunder, access to the Obligors’ books and records shall not include access to the Board Materials.

(xv) Further Assurances. From time to time, the Company will, and will cause each of its Subsidiaries to, execute, endorse and deliver any further documents, instruments and agreements, in form reasonably satisfactory to Agent, and take any further action, as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b) Negative Covenants of the Company. The Company covenants that so long as any of the Notes are outstanding:

(i) Dispositions. The Company will not, and will not permit any Subsidiary to convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of their Subsidiaries to Transfer, all or any part of its business or property, except for Permitted Transfers.

(ii) Changes in Business, Management, Ownership, or Business Locations. The Company will not, and will not permit any Subsidiary to (A) engage in any business other than the businesses currently engaged in by the Company and its Subsidiaries, as applicable, or reasonably related thereto; (B) except as otherwise permitted under Sections 6(b)(i) or 6(b)(iii), liquidate or dissolve, or discontinue all or any material portion of its business activities or affairs, or take any Board action in furtherance of any of the foregoing; (C)  fail to provide notice to Agent and the Holders of any Key Person departing from or ceasing to be employed by the Company within five (5) Business Days after departure from the Company; (D)  have a Change of Control; (E) without at least ten (10) days prior written notice to Agent and the Holders add any new offices or business locations, including warehouses (unless such new offices or business locations already qualifies as a Permitted Location), or (F) without at least thirty (30) days prior written notice to Agent and the Holders (1) change its jurisdiction of organization, (2) change its organizational structure or type, (3) change its legal name, or (4) change any organizational number (if any) assigned by its jurisdiction of organization.

(iii) Mergers, Consolidation, Etc. The Company will not merge, divide or consolidate, or permit any of its Subsidiaries to merge, divide or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, Equity Interests or property of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same; provided that (x) any Person may merge, divide or consolidate with (or into) the Company in a transaction in which the surviving legal entity is the Company, or (y) any Person may merge, divide or consolidate with (or into) any Subsidiary in a transaction in which the surviving legal entity is a Subsidiary (provided that any such merger, division or consolidation involving a Guarantor must result in the surviving entity becoming a Subsidiary Guarantor), and, in each case, as long as no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom.

(iv) Indebtedness. The Company will not, and will not permit any Subsidiary to create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness or issue any Disqualified Stock.

(v) Encumbrance. Except for Permitted Liens, the Company will not, and will not permit any Subsidiary to create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of their Subsidiaries to do so, permit any Collateral not to be subject to the security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent, for the benefit of the Holders) with any Person which directly or indirectly prohibits or has the effect of prohibiting the Company or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of the Company’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 6(b)(i) hereof and the definition of “Permitted Liens” herein.

(vi) Distributions; Investments. The Company will not, and will not permit any Subsidiary to (a) pay any dividends or make any distribution or payment in respect of, or redeem, retire or purchase, any Equity Interests provided that (i) the Company may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by the Company (other than Disqualified Stock) pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) the Company may convert Subordinated Debt issued by the Company into Equity Interests issued by the Company (other than Disqualified Stock) pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Agent; (iii) the Company may pay dividends solely in Equity Interests of the Company (other than Disqualified Stock); (iv) Tax Distributions to the Company or Affiliates; and (v) the Company may repurchase the Equity Interests issued by the Company from former employees or consultants pursuant to stock repurchase agreements approved by the Company’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Thirty Thousand Dollars ($230,000) in any 12-Month Period and the aggregate repurchase price does not exceed the original consideration paid for such Equity Interests; and (vi) any Subsidiary may pay dividends or make distributions to the Company or another Subsidiary that is its direct parent entity; and (vii) the Company may pay cash in lieu of issuing fractional shares (not to exceed an aggregate of Twenty-Eight Thousand Seven Hundred Fifty Dollars ($28,750) per fiscal year per the Company); or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of their Subsidiaries to do so. Notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to make the repurchases, payments or distributions expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or could reasonably be expected to occur, (ii) each of the Company and its Subsidiaries is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws, including Sections 170 and 173 of the Delaware General Corporation Law and all other applicable law.

(vii) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company, except for (A) transactions that are in the Ordinary Course of Business of the Company or such Subsidiary, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliated Person; (B) bona fide rounds of indebtedness or equity financing by investors in the Company for capital raising purposes, including in respect of the Notes, (C) reasonable and customary director, officer and employee compensation and other customary benefits (including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the relevant board of directors, board of managers or equivalent corporate body), (D) transactions by and between or among the Company and its Subsidiaries pursuant to services and other inter-company agreements between and among such entities, (E) transactions with MIC that are required to satisfy regulatory requirements for the continued operation of MIC’s business; provided that the Obligors may not transfer cash or property for such purposes more than once per fiscal quarter, and in such case such a transfer may only occur (1) with the specific approval of the Board relating to such proposed specific transfer, including, without limitation, as to reason for, the timing and the amount of any such transfer, and (2) the Company provides written notice to the Holders of such proposed transfer no less than the date that is the earlier of (x) seven (7) days prior to the date of the contemplated transfer or (y) concurrently with the notice to the Board with respect to such proposed transfer.

(viii) Subordinated Debt. The Company will not, and will not permit any Subsidiary to (a) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Agent or any Holder, except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

(ix) Compliance. The Company will not, and will not permit any Subsidiary to become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Note for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if, in each case as to the foregoing, the failure to comply or violation could reasonably be expected to have a Material Adverse Effect, or permit any of their Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Obligor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

(x) Economic Sanctions, Etc. Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries permit any Affiliate who owns at least 25% of the voting shares of the Company to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither the Company nor any of their Subsidiaries shall, nor shall the Company or any of its Subsidiaries permit any Affiliate who owns at least 25% of the voting shares of the Company to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c) Covenants of the Holder. Each Holder further agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement, to comply with the terms of the Company’s existing Charter, as amended, and any other agreements referenced herein (including the Investor Agreements), each as may be amended, and to comply with state or federal laws and all other regulatory approvals.

(d) Covenant of Hudson. Within 10 Business Days of a receipt of settlement of proceeds pursuant to the reinsurance agreements by and between Horseshoe Re Metromile Insurance HS0009, Horseshoe Re HS0035 - Metromile, or Horseshoe Re HS0060 - Metromile (each “Horseshoe”) and MIC by the respective Horseshoe entity (such settled amounts in the aggregate the “Settlement Amount”), Hudson will deliver to Company an amount equal to the Settlement Amount in exchange for a Note at a Subsequent Hudson Closing. In no event will the aggregate Settlement Amounts delivered to the Company hereunder exceed $15,000,000 in the aggregate.

(e) Hudson Protection/Purchase Obligation. For so long as the Note(s) held by Hudson remain outstanding:

(i) Hudson will receive a veto right with respect to the Company’s ability to have MIC stop renewing all or a material portion of policies (a “Voluntary Run Off”). The Company covenants it may not institute a Voluntary Run Off in the first 12 months following the initial Closing Date.

(ii) Upon Hudson’s exercise of its veto right, the Company may then (A) sell MIC to a third-party and use the proceeds thereof to repay up to $25.0 million of the Hudson Notes (the “Third Party Sale”) or (B) if the foregoing is not successful or the Company opts not to undertake such action, force a purchase and sale of 100% of the equity in MIC to Hudson in exchange for the cancellation, setoff or other prepayment of $25.0 million of the Hudson Notes (the “Hudson Sale” and together with the Third Party Sale, collectively, the “Sale”); provided that, for the avoidance of doubt, no prepayment premium shall apply in connection with the Hudson Sale.

(iii) If (A) the Hudson Sale does not close (other than as a result of regulatory matters (assuming full and reasonable cooperation by the parties)) or (B) the Third Party Sale is consummated, in each case, within 90 days of such veto by Hudson, Hudson will lose any further veto right to a Voluntary Run Off.

(f) Regulatory Covenant. Hudson and the Company agree to cooperate, reasonably and in good faith, in obtaining any regulatory approvals necessary to affect the terms of the transactions contemplated hereby, including the Sale. If documents have been agreed to, but regulatory and other approvals/consents have not been received (if needed), any Subsequent Hudson Closing that has not occurred solely because such approval has not been received will occur promptly (and no later than five (5) Business Days) following such approval being received, subject to the satisfaction of any other conditions for such Closing specified herein.

7. Conditions to Closing of the Holder. Each Holder’s obligation to purchase a Note at the applicable Closing is subject to the fulfillment, on or prior to such Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the written consent of the Majority Holders:

(a) Representations and Warranties; no Default. The representations and warranties made by the Company in Section 4 hereof shall have been true and correct when made, and shall be true and correct on the initial Closing Date and no Default or Event of Default shall have occurred or be continuing.

(b) Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Holders of the Notes shall be legally permitted by all laws and regulations to which each Holder is subject.

(c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Holders participating in such Closing.

(d) Initial Note Documents. Prior to the initial Closing, the Company shall have duly executed and delivered to Agent and each Holder the following documents:

(i) this Agreement;

(ii) a form of Note issued hereunder, completed to correspond to such Holder’s purchase; and

(iii) an intellectual property security agreement(s) and any other Security Documents required by Agent.

(e) Subsequent Note Documents. Prior to each Closing after the initial Closing, the Company shall have duly executed and delivered to Agent and each Holder a form of Note issued hereunder, completed to correspond to such Holder’s purchase.

8. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at each Closing is subject to the fulfillment, on or prior to such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Holders in Section 5 hereof shall be true and correct when made, and shall be true and correct on such Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state regulatory bodies, the Company shall have obtained all Governmental Approvals required in connection with the lawful sale and issuance of the Notes sold and issued in such Closing.

(c) Legal Requirements. (i) The sale and issuance by the Company, and the purchase by each participating Holder of Notes at such Closing and (ii) the sale and issuance by the Company, and the purchase by each participating Holder of Warrants following the Closing Deadline, shall be legally permitted by all laws and regulations to which each Holder or the Company are subject.

(d) Consideration. Each Holder participating in such Closing shall have delivered to the Company the Original Principal Amount for the Note purchased by such Holder.

9. Additional Collateral and Agency Provisions.

(a) Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, Agent may, and at the written direction of the Majority Holders shall, without notice or demand, do any or all of the following:

(i) (x) deliver notice of the Event of Default to the Company and (y) declare all Obligations immediately due and payable (but if an Event of Default described in Sections 3(a)(iii) or 3(a)(iv) of the Note occurs all Obligations shall be immediately due and payable without any action by Agent or Holders);

(ii) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing any Obligor money of Agent’s security interest, for the benefit of the Holders, in such funds;

(iii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. The Obligors shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Obligor grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(iv) apply to the Obligations any amount held by Agent or any Holder owing to or for the credit or the account of the Obligors;

(v) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, any Obligor’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, any Obligors’ rights under all licenses and all franchise agreements inure to Agent’s benefit;

(vi) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(vii) demand and receive possession of the Obligors’ books and records; and

(viii) exercise all rights and remedies available to Agent or Holders under the Notes Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

(b) Power of Attorney. Each Obligor hereby irrevocably appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to, subject to the Intercreditor Agreement: (a) send requests for verification of Accounts or notify Account Debtors of Agent’s security interest and Liens, for the benefit of the Holders, in the Collateral; (b) endorse any Obligor’s name on any checks or other forms of payment or security; (c) sign any Obligor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (e) make, settle, and adjust all claims under any Obligor’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Agent, any Holder or a third party as the Code permits; and (h) dispose of the Collateral. Each Obligor further hereby appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to, subject to the Intercreditor Agreement: (i) sign any Obligor’s name on any documents and other security instruments necessary to perfect or continue the perfection of, or maintain the priority of, Agent’s security interest, for the benefit of the Holders, in the Collateral; and (ii) execute and do all such assurances, acts and things which any Obligor is required, but fails to do under the covenants and provisions of the Note Documents; and (iii) take any and all such actions as Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of the Holders under this Agreement or the other Note Documents. Agent’s foregoing appointment as each Obligor’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed.

(c) Protective Payments. Subject to the Intercreditor Agreement, if any Obligor fails to obtain the insurance called for by Section 6(a)(iii) or fails to pay any premium thereon or fails to pay any other amount which any Obligor is obligated to pay under this Agreement or any other Note Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Holders’ expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide the Company with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

(d) Holder’s Liability for Collateral. So long as Agent and Holders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent or Holders, Agent and Holders shall not be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the Collateral; or (iv) any act or default of any carrier, warehouseman, bailee, or other Person. The Obligors bear all risk of loss, damage or destruction of the Collateral.

(e) No Waiver; Remedies Cumulative. Failure by Agent or any Holder, at any time or times, to require strict performance by any Obligor of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of Agent or any Holder thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and Majority Holders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Agent and Holders under this Agreement and the other Note Documents are cumulative. Agent and Holders have all rights and remedies provided under the Code, by law, or in equity. The exercise by Agent or any Holder of one right or remedy is not an election and shall not preclude Agent or any Holder from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agent’s or any Holder’s waiver of any Event of Default is not a continuing waiver. Agent’s or any Holder’s delay in exercising any remedy is not a waiver, election, or acquiescence.

(f) Demand Waiver. Each Obligor waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent or any Holder on which Obligor is liable.

(g) Termination of Security Interest; Release of Collateral. Collateral will be released automatically from the liens securing the Obligations of the Obligors under this Agreement and the other Note Documents without the consent or further action of any Person in any of the following circumstances: (i) in whole or in part, as applicable, upon the sale, transfer, exclusive license, agreement or other disposition of such property or assets (including a disposition resulting from eminent domain, condemnation or similar circumstances) by any Obligor, solely to the extent such sale, transfer, exclusive license, agreement or other disposition is permitted hereunder, (ii) with the consent of the Majority Holders, (iii) upon full repayment of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist), (iv) such Collateral is released by the Senior Agent or otherwise no longer secures the Senior Indebtedness (other than in the case that the Senior Indebtedness but not the Obligations hereof is paid off or discharged), or (iv) in accordance with the applicable provisions of the Security Documents.

(h) Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Note Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any other Note Document a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any other Note Document, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any other Note Document except as expressly set forth herein or therein. Each Holder shall make its own independent investigation of the financial condition and affairs of the Obligors in connection with the purchase of the Notes hereunder and shall make its own appraisal of the creditworthiness of the Obligors and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the Effective Date or at any time or times thereafter; provided that, upon the reasonable request of a Holder, Agent shall provide to such Holder any documents or reports delivered to Agent by the Obligors pursuant to the terms of this Agreement or any other Note Document. If Agent seeks the consent or approval of the Holders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Holder.

(i) Rights, Exculpation, Etc. Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Note Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent (i) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to the Obligors), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (ii) makes no warranty or representation to any Obligor and shall not be responsible to any Obligor for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Note Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Note Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (iv) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Note Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor shall Agent be responsible or liable to the Obligors for any failure to monitor or maintain any portion of the Collateral. Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due but not made, shall be to recover from other Holders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from the Holders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Note Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Note Documents until it shall have received such instructions from the Holders.

(j) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Note Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(k) Indemnification. To the extent that Agent is not reimbursed and indemnified by any Obligor, the Holders will reimburse and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Note Documents or any action taken or omitted by Agent under this Agreement or any of the other Note Documents, in proportion to each Holder’s pro rata share; provided, however, that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Holders under this Section 9(k) shall survive the payment in full of the Obligations under this Agreement and the cancellation of this Agreement.

(l) Agent Individually. With respect to its Notes, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Holder. The term “Holders” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Holder (as applicable). Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Obligor as if it were not acting as Agent pursuant hereto without any duty to account to the other Holders.

(m) Collateral Matters. The Holders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral upon cancellation of this Agreement and indefeasible payment and satisfaction of the Notes and all other Obligations which have matured and which Agent has been notified in writing are then due and payable. Upon request by Agent at any time, the Holders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section 9(m).

(n) Agency for Perfection. Each Holder hereby appoints Agent and each other Holder as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Holder hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Agent and the Holders as secured party. Should any Holder obtain possession or control of any such Collateral, such Holder shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.

(o) No Reliance on Agent’s Customer Identification Program. Each Holder acknowledges and agrees that neither such Holder, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Holder’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other anti-terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Note Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Holder, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

(p) No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Obligor shall have rights as a third-party beneficiary of any of such provisions.

(q) No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Note Document (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(r) Agent May File Proofs of Claim. Subject to the Intercreditor Agreement, in case of the pendency of any proceeding under any insolvency proceeding or any other judicial proceeding relative to any Obligor, Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Note Documents) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent hereunder and under the other Note Documents.

10. Definitions; Accounting.

(a) Definitions. As used herein, the following terms have the respective meanings set forth below:

“12 Month Period” means, in respect of a date as of which any determination is being calculated, the twelve (12) consecutive calendar months ending on or immediately preceding the date as of which the determination is being calculated (i.e., a rolling 12-month (or four fiscal quarter) period).

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Obligor.

“Account Control Agreement” means any control agreement entered into among the depository institution at which any Obligor maintains a Deposit Account or the securities intermediary or commodity intermediary at which any Obligor maintains a Securities Account or a Commodity Account, the applicable Obligor, and Agent pursuant to which Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble hereof.

“Agreement” is defined in the preamble.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Attorney Client Excluded Materials” is defined in Section 6(a)(xiv).

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Holder is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Board Materials” means Board minutes and associated deck, stockholder consents and like items, excluding Attorney Client Excluded Materials.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or obligated by law or executive order to close or be closed, or are in fact closed, in the state of New York.

“CARES Act” means the U.S. Small Business Administration, Coronavirus Aid, Relief, and Economic Security Act.

“Cash” means all unencumbered and unrestricted cash and Cash Equivalents.

“Cash Equivalents” means cash equivalents in accordance with GAAP.

“Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power immediately prior to the closing of such transaction is transferred in the transaction or series of related transactions to new stockholders; or (iii) the sale or transfer of all or substantially all of the Company’s assets (excluding any license); provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide capital raising purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof.

“Claims” is defined in Section 12(k).

“Closing” is defined in Section 1(b).

“Closing Date” is defined in Section 1(b).

“Closing Deadline” is defined in Section 1(b).

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Obligor described on Annex I.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Company” is defined in the preamble.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means all of the following: (i) all copyrights, copyright rights, and like protections in each work of authorship and derivative work thereof, in each case, whether registered or unregistered, published or unpublished (and whether or not the same also constitutes a trade secret), held pursuant to the laws of the United States, any State thereof, or of any other country or jurisdiction, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; (iv) all copyright registrations to be issued under any pending applications; and (v) all licenses and other agreements granting any rights with respect to any copyright or copyright registration, whether as a licensor or licensee.

“Default” means any circumstance, event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity exclusively as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable or subject to repurchase at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment, in each case constituting a return of capital, in each case at any time on or prior to the date that is 180 days after the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or other debt securities (other than Permitted Indebtedness), or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is 180 days after the Maturity Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Equity Interest upon the occurrence of a Change of Control will not constitute Disqualified Stock if the terms of such Equity Interest provide that such repurchase or redemption cannot be consummated until the Obligations have been paid in full (subject to the contingent obligations which are not then due and payable and which survive the termination of this Agreement).

“Effective Date” means the date hereof.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in the form of Note, attached hereto as Exhibit A.

“Exceptions Schedule” means those items set forth on the “Exceptions Schedule” attached hereto.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the ordinary course of business, or (b) other locations where, in the aggregate for all such locations, less than Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) of assets and property of the Company and its Subsidiaries is located.

“GAAP” means (a) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination and (b) for purposes of Section 6(a)(v), with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantors” means Metromile Insurance Services LLC and Metromile Enterprise Solutions, LLC.

“Holders” and “Holder” is defined in the preamble.

“Holder Transfer” is defined in Section 12(c).

“Home Jurisdiction” is defined in Section 5(c).

“Horseshoe” is defined in Section 6(d).

“Hudson” is defined in Section 1(b).

“Hudson Sale” is defined in Section 6(e)(ii).

“Intercreditor Agreement” means that certain Subordination Agreement (Debt and Security Interest), dated as of April 14, 2020, by and among Agent, the Holders, the Senior Agent and the Obligors.

“Indebtedness” means (a) indebtedness, liabilities and obligations for borrowed money or the deferred price of property or services (including deferred royalty payment obligations), and reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12(k).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insurance Laws” means any insurance laws, regulations or orders applicable to Company or its Subsidiaries or any Insurance License held or controlled by the Company or its Subsidiaries.

“Insurance License” means any license, permission, authorization, accreditation, certification or other formal status granted by an Insurance Regulatory Agency.

“Insurance Regulatory Agency” shall have the meaning ascribed in Section 11(c).

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) any and all Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Obligor’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder.

“Key Person” means each of Chief Executive Officer and Chief Financial Officer of the Company, who are, respectively, Dan Preston and Carrie Dolan as of the Effective Date.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Majority Holders” is defined in Section 1(a).

“Material Adverse Effect” means (i) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of the Collateral or (ii) a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their obligations under this Agreement and the Notes, (c) the validity or enforceability of this Agreement or the Note Documents, or (d) the ability of Agent and the Holders to enforce any of their rights or remedies with respect to any Obligations.

“MIC” means Metromile Insurance Company, a Delaware corporation.

“Minimum Cash Requirement” is defined in Section 6(a)(xiii).

“Monthly Financial Statements” is defined in Section 6(a)(i)(A).

“Negotiable Collateral” means, with respect to any Person, all of such Person’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and such Person’s books and records relating to any of the foregoing.

“New Subsidiary Notice” is defined in Section 6(a)(ix).

“Note” and “Notes” is defined in the preamble.

“Note Documents” are, collectively, this Agreement, the Notes, the Security Documents, the Warrants and any schedules, exhibits, certificates, and notices related to this Note, and any other present or future agreement by the Company or its Subsidiaries with or for the benefit of the Holder in connection with this Note, all as amended, restated, or otherwise modified.

“Obligations” means all of the Company’s obligations to pay when due any principal (including Outstanding Principal Balance), interest (including Cash Interest, PIK Interest and Default Interest (as defined in the form of Note)), fees, the Prepayment Amount (as defined in the form of Note) and other amounts the Company owes to Agent or any Holder now or later, whether under this Agreement, the Notes, or the other Note Documents (other than the Warrants) including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed).

“Obligors” means the Company and the Guarantors.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Effective Date (or with respect to a New Subsidiary Notice, a date that is no earlier than thirty (30) days prior to such notice, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices similarly situated in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Note Document.

“Original Principal Amount” is defined in Section 1(a).

“Patents” means all of the following: (i) all patents, all rights corresponding thereto and all like protections, issued, published or unpublished or registered or unregistered, in the United States or any other county or jurisdiction, or pursuant to any convention or treaty, (ii) all registrations of, applications for registration and recordings of patents, or rights corresponding thereto in, the United States or any other country or jurisdiction, or pursuant to any convention or treaty, including without limitation with the United States Patent and Trademark Office or in any similar office or agency; (iii) all improvements, divisions, continuations, renewals, reissues, reexaminations, extensions and continuations-in-part of all patents and/or applications; (iv) all patents to be issued under any of pending application; (v) all foreign counterparts of the foregoing patents and/or applications; and (vi) all licenses and other agreements granting any rights with respect to any patent or patent registration, whether as a licensor or licensee.

“Permitted Indebtedness” means:

(a) each Obligor’s Indebtedness to Holders under this Agreement and the other Note Documents;

(b) Indebtedness existing on the Effective Date including, without limitation, the Senior Indebtedness;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) Indebtedness consisting of contingent reimbursement obligations in connection with letters of credit that are secured by cash or Cash Equivalents and issued on behalf of the Company or any of its Subsidiaries (i) in an aggregate amount not to exceed Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) at any time outstanding in connection with the Company’s or such Subsidiary’s real property leases and (ii) in an aggregate amount not to exceed Five Hundred Seventy-Five Thousand Dollars ($575,000) at any time outstanding in connection with the Company’s or such Subsidiary’s credit card obligations;

(h) Indebtedness constituting Permitted Investments;

(i) Indebtedness secured by deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than real estate leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business not to exceed Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) at any time outstanding;

(j) unsecured Indebtedness not otherwise permitted hereunder in an amount not to exceed Four Hundred Two Thousand Five Hundred Dollars ($402,500) at any time outstanding;

(k) Indebtedness constituting the PPP Loan; provided, however, (i) the Borrowers agree to request forgiveness of the PPP Loan up to the maximum amount permitted under the CARES Act prior to any interest or principal payment becoming due and at least 75% of the PPP Loan is timely forgiven, (ii) the Borrowers are in material compliance with all applicable SBA regulations and loan eligibility requirements and the guarantee provided by the SBA in connection with such PPP Loan remains in full force and effect while the PPP Loan remains outstanding, and (iii) no payment shall be made under the PPP Loan other than regularly scheduled principal and interest payments so long as no Default or Event of Default has occurred and is continuing after giving effect to such payment; and

(l) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and set forth on Schedule 10(a);

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by the Company’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent and the Majority Holders;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(d) Investments consisting of deposit accounts in which Agent has a perfected security interest, subject to the Intercreditor Agreement;

(e) Investments accepted in connection with Transfers permitted by Section 6(b)(i);

(f) Investments (i) by an Obligor in other Obligors, and (ii) Investments by an Obligor in Subsidiaries that are not Obligors, provided that such Investment does not exceed Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) in the aggregate in any 12 Month Period, subject to Section 6(b)(vi) and (ii) by Subsidiaries that are not Obligors in an Obligor;

(g) Investments consisting of (i) repurchases of the Company’s Equity Interests from former employees, officers and directors of the Company to the extent expressly permitted under Section 6(b)(v), and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board;

(h) Investments, (i) in an aggregate amount not to exceed Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) in any 12 Month Period, consisting of travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business and (ii) a loan in the original principal amount of $349,870 made to the Chief Executive Officer of the Company;

(i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this paragraph (j) shall not apply to Investments of the Company in any Subsidiary;

(k) Investments accepted by an Obligor in consideration for Permitted Transfers;

(l) joint ventures or strategic alliances in the Ordinary Course Business of the Obligors consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by the Obligors and their Subsidiaries do not exceed Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) in the aggregate in any 12 month period; and

(m) Investments not otherwise permitted hereunder in an aggregate amount not to exceed Four Hundred Two Thousand Five Hundred Dollars ($402,500) in the aggregate in any 12 Month Period.

“Permitted Liens” means:

(a) (x) Senior Priority Liens, (y) other Liens existing on the Effective Date, and (z) Liens arising under this Agreement and the other Note Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which the Company or its Subsidiary, as applicable, maintains adequate reserves on its books and records, provided that no notice of any such Lien has been filed or recorded under the IRC;

(c) purchase money Liens (i) on Equipment and software acquired or held by the Obligors or any Subsidiary incurred for financing the acquisition of the Equipment and Software securing no more than Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) in any 12 Month Period in the aggregate amount outstanding, or (ii) existing on Equipment and software when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Eighty-Six Thousand Two Hundred Fifty Dollars ($86,250) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in the proceeding clauses (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the Ordinary Course of Business of the Obligors (or, if referring to another Person, in the Ordinary Course of Business of such Person), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of the Obligors (or, if referring to another Person, in the Ordinary Course of Business of such Person), if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest therein;

(h) non-exclusive licenses for the use of Intellectual Property granted to customers in the Ordinary Course of Business, and other licenses granted to customers in the Ordinary Course of Business that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, in each case that do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j) Liens in favor of other financial institutions arising in connection with any Obligor’s deposit accounts and/or securities accounts held at such institutions;

(k) Liens on Cash securing obligations permitted under clause (g)(i) of the definition of “Permitted Indebtedness” in an amount not to exceed Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) at any time and (ii) Liens on Cash securing obligations permitted under clause (g)(ii) of the definition of “Permitted Indebtedness” in an amount not to exceed Five Hundred Seventy-Five Thousand Dollars ($575,000) at any time; and

(l) judgment Liens that do not constitute an Event of Default under Sections 3(a)(ix), 3(a)(x) and 3(a)(xii) of the Note.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations set forth on Schedule 4(a), (b) locations previously disclosed in a written notice to Agent and the Holders, and (c) the Excluded Locations.

“Permitted Transfers” means (i) sales or delivery of Inventory in the Ordinary Course of Business, (ii) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of Obligors, no longer economically practicable to maintain or useful, (iii) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments, (iv) the use or transfer of money or Cash Equivalents in the Ordinary Course of Business for the payment of Ordinary Course Business expenses in a manner that is not prohibited by the terms of this Agreement or the other Note Documents, (v) other Transfers of assets having a fair market value of not more than Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500) in the aggregate in any 12 Month Period, (vi) consisting of non-exclusive licenses for the use of the property of the Company or its Subsidiaries in the Ordinary Course of Business, and licenses that do not result in a transfer of a material portion of the value of the licensed property, and (vii) any Sale.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPP Loan” means the Indebtedness incurred by the Obligors from Western Alliance Bank in connection with a Paycheck Protection Program loan under the CARES Act.

“Prohibited Subsidiary” means any Subsidiary designated as such in writing by the Majority Holders that is an insurance company, insurance carrier, insurance producer, insurance broker or otherwise holds a license issued by an insurance regulator if and to the extent that a guaranty of the Obligations by such Subsidiary, or such Subsidiary becoming a Guarantor hereunder, would cause such Subsidiary to fail to maintain the liquidity or leverage requirements of its regulators and would have a Material Adverse Effect.

“Quarterly Financial Statements” is defined in Section 6(a)(i)(C).

“Register” is defined in Section 12(c).

“Regulatory Reports” is defined in Section 6(a)(i)(F).

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Controller of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of the Company.

“Restricted License” means any material license or other material agreement (other than ordinary course customer contracts that individually are not material, over-the-counter software licenses that are commercially available to the public, and open source licenses) with respect to which the Company or a Subsidiary of the Company is the licensee (a) that prohibits or otherwise restricts the Company or such Subsidiary from granting a security interest in the Company’s or such Subsidiary’s interest in such license or agreement or any other property, or (b) for which a default under or termination of such license or agreement could reasonably be expected to interfere with Agent’s or any Holder’s right to sell any Collateral.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Parties” means Agent and the Holders.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Documents” means, collectively, this Agreement, the Intercreditor Agreement, any intellectual property security agreement and all other agreements, instruments and documents executed in connection with this Agreement and the Notes that are intended to create, perfect or evidence liens to secure the Obligor’s obligation to pay any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Agreement and the Notes, and shall also include, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, intercreditor agreements, pledges, collateral assignments, and financing statements, now, or hereafter executed by the Company or other Obligors and delivered to Agent.

“Senior Agent” means Multiplier Capital II, LP, a Delaware limited partnership, in its capacity as administrative agent for the lenders under the Senior Loan Agreement.

“Senior Indebtedness” means the indebtedness and other obligations of the Company under the Senior Loan Agreement and the other Loan Documents (as defined in the Senior Loan Agreement) and any refinancing(s) thereof.

“Senior Loan Agreement” means that certain Loan and Security Agreement, dated as of December 5, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time), by and among the Company and certain subsidiaries of the Company as borrowers, the lenders from time to time party thereto and Multiplier Capital II, LP, a Delaware limited partnership as administrative agent for the lenders.

“Senior Priority Liens” means the security interests granted by the Company to the Senior Agent pursuant to the Senior Loan Agreement and the other Loan Documents (as defined in the Senior Loan Agreement).

“Settlement Amount” is defined in Section 6(d).

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by the Company in each of its Subsidiaries, including without limitation MIC.

“Subordinated Debt” means Indebtedness incurred by any Obligor that is subordinated in writing to all of the Obligations owing by the Company or any of its Subsidiaries to Agent and the Holders, pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and the Holders entered into between Agent and the other creditor, on terms acceptable to Agent and the Majority Holders, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Agent’s Lien, and prohibitions on the exercise of any rights or remedies of the holder of such Indebtedness, including acceleration, against the Obligors or any of their Subsidiaries or any of the Obligors’ or their Subsidiaries’ respective property or assets.

“Subsequent Hudson Closing” is defined in Section 1(b).

“Subsequent Hudson Closing Date” is defined in Section 1(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest of which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, either directly or through an Affiliate. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Company.

“Third Party Sale” is defined in Section 6(e)(ii).

“Trademarks” means all of the following: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, whether or not published or unpublished or registered or unregistered; (ii) all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country, jurisdiction or any political subdivision thereof or pursuant to any convention or treaty; (iii) all continuations, renewals, reissues, and extensions thereof; (iv) all trademarks to be issued under any pending application; (v) all foreign counterparts of the foregoing trademarks and/or applications; (vi) all licenses and other agreements granting any rights with respect to any trademark or trademark registration, whether as a licensor or licensee; and (vii) the entire goodwill of the business of each Obligor connected with and symbolized by any of the foregoing.

“Transfer” is defined in Section 6(b)(i).

“Voluntary Run Off” is defined in Section 6(e)(i).

“Warrants” is defined in Section 1(c)(i).

(b) Accounting. Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. All terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. The term “financial statements” shall include the accompanying notes and schedules, unless stated otherwise. Notwithstanding anything to the contrary contained herein all financial determinations made herein with respect to operating and capital leases shall be made without giving effect to ASC 842, but instead shall be made consistent with ASC 840. As used in the Note Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” “Addendum” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, Addendum or Schedule in or to this Agreement. For purposes of the Note Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, to the “best of” such Person’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

11. Compliance with Insurance Laws.

(a) Agent, each Holder and each Obligor acknowledge and agree that Agent’s and Holders’ exercise of specific remedies available under this Agreement may be restricted pursuant to applicable insurance laws, including laws requiring Agent or Holders to obtain prior approval of a change in control of an insurance company before foreclosing or transferring ownership of the stock thereof, the Shares or other provisions of any insurance holding company act.

(b) This Agreement and the other Note Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of MIC by Agent or any Holder, individually or collectively, or Control, affirmative or negative, direct or indirect, by Agent or any Holder, individually or collectively or any other person or entity over the management or any other aspect of the operation of MIC, in each case in any way that could be deemed to violate the Insurance Laws and (ii) do not and will not constitute the transfer, assignment or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any Insurance License by MIC in any way that could be deemed to violate the Insurance Laws.

(c) Notwithstanding any other provision of this Agreement, any foreclosure, sale, transfer, assignment or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein which would effect an assignment or a transfer of Control of any insurance company, shall be made pursuant to and in compliance in all material respects with all Insurance Laws applicable thereto and, if and to the extent required thereby, subject to the prior approval of any domiciliary insurance regulator with jurisdiction thereover (an “Insurance Regulatory Agency”).

(d) Subject to Section 11(c) hereof and the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Obligor shall take any action which Agent may request in order to transfer Control or assign to Agent or any Holder, or to such one or more third Persons as Agent may designate, or to a combination of the foregoing, any Collateral in a manner that complies with applicable Insurance Laws or to otherwise exercise any remedy otherwise available hereunder in compliance therewith. Agent and Holders may seek to take any action permitted by applicable law, this Agreement and the other Note Documents, including, without limitation, to request the appointment of a receiver by the Insurance Regulatory Agency and any court of competent jurisdiction. Subject to the Intercreditor Agreement, Agent and Holder may request the Insurance Regulatory Agency to approve an involuntary transfer of Control of MIC for the purpose of seeking a bona fide purchaser to whom Control will ultimately be transferred. Each Obligor hereby agrees to authorize such an involuntary transfer of Control upon the approval of the Insurance Regulatory Agency and at the request of the receiver so appointed and, if any Obligor shall refuse to authorize the transfer, its approval may be required by the court. Each Obligor shall further use its best efforts to assist in obtaining approval of the Insurance Regulatory Agency, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the Insurance Regulatory Agency of the assignor's or transferor's portion of any application or applications for consent to any transfer of Control necessary or appropriate under the Insurance Regulatory Agency's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any Insurance License associated with the Collateral from time to time. In furtherance of the foregoing, to the extent permitted by law, each Obligor hereby irrevocably appoints Agent as its attorney-in-fact with full power of substitution to, subject to the Intercreditor Agreement, execute such applications and documents and take such action on behalf of each Obligor. Each Obligor acknowledges that the appointment of Agent as such attorney-in-fact is coupled with an interest and is irrevocable.

(e) Each Obligor acknowledges that the assignment or transfer of the Collateral with all associated Insurance Licenses, when required under this Agreement is integral to Agent’s and each Holder's realization of the value of the Collateral, that there is no adequate remedy at law for failure by any Obligor to comply with the provisions of this Section 11, and that such failure would not be adequately compensable in damages and, therefore, agrees that the agreements contained in this Section 11 may be specifically enforced without posting of any bond or similar requirement.

(f) In the event that Agent or any Holder is required to acquire title to any Collateral for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in Agent’s or any Holder’s sole discretion may cause Agent or any Holder to be deemed to constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership or Control of MIC or otherwise cause Agent or any Holder to incur, or be exposed to, any liability under any Insurance Laws or subject to regulation or liability under any Insurance Regulatory Agency, Agent and each Holder reserve the right, instead of taking the action, to arrange for the transfer of the title or Control of the asset to a receiver appointed by a court of competent jurisdiction, subject to the consent of the applicable Insurance Regulatory Agency. Neither Agent nor any Holder will be liable to any Obligor or any Affiliate or Related Party for any breach of Insurance Laws or any insurance liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of Holder’s actions and conduct as authorized, empowered and directed hereunder.

12. Miscellaneous.

(a) Waivers and Amendments. Any term of this Agreement or the Notes may be amended, waived or modified only upon the written consent of the Company and the Majority Holders.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed under the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(c) Successors and Assigns. No Obligor may transfer, pledge or assign this Agreement or any rights or obligations under it without Agent’s and each Holder’s prior written consent (which may be granted or withheld in Agent’s and each Holder’s discretion). Holders have the right, without the consent of or notice to any Obligor (but with notice to Agent), to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Holder Transfer”) all or any part of, or any interest in, Holder’s obligations, rights, and benefits under this Agreement and the other Note Documents (other than the Warrants, as to which assignment, transfer and other such actions are governed by the terms thereof). In the case of an assignment by any Holder to another Person of the Notes or any rights or participations therein, such Person shall agree in writing to the provisions hereof applicable to Holders. Any assignee or successor to a Holder shall become a “Holder” under this Agreement at the time such Person’s ownership interest in a Note is recorded in the register and such Person shall be subject to the obligations set forth in this Agreement. Notwithstanding the foregoing, or anything to the contrary herein, if no Default or Event of Default has occurred which is continuing, no Holder nor Agent shall enter into any Holder Transfer of all or any part of, or any interest in, Holders’ obligations, rights, and benefits under this Agreement and the other Note Documents to any entity which, in Holder’s Good Faith Business Judgment is a “vulture fund” or similar entity, or any entity known to such Holder as a competitor of any Obligor.

(d) Expenses. At the initial Closing, the Company shall pay the expenses and legal fees of Hudson incurred with respect to the negotiation, execution and delivery of this Agreement, the Notes, and the transactions contemplated herein or therein, in an amount not to exceed, in the aggregate, $50,000.

(e) No Agent or Holder Guidance.

(i) The Obligors hereby acknowledge and agree that neither the Agent nor any Holder has provided any Obligor with any guidance or advice regarding the CARES Act, the PPP Loan (including without limitation the authority of the Obligors to qualify for the PPP Loan, and the conditions for forgiveness of the PPP Loan) or any related matters.

(ii) The Obligors hereby acknowledge and agree that any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the incurrence of the PPP Loan and all related matters shall be subject to Section 12(k).

(f) Entire Agreement. This Agreement together with the Notes constitutes and contains the entire agreement among the Company the Holders and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business say, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth in the signature page of such Holder or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 101 California Street, 5th Floor, San Francisco, CA 94111-5800, Attn: Rachel Proffitt; Jason Savich, e-mails: ***; ***.

(h) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(j) Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full in cash.

(k) Indemnification. Each Obligor agrees to indemnify, defend and hold Agent, Holders and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Agent or Holders (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Note Documents; and (ii) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Holders and the Obligors (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct. Each Obligor agrees to pay, and to save Holders and Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of such Persons) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. This Section 12(k) shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

(l) Confidentiality. In handling any confidential information, Holders and Agent shall exercise the same degree of care that such Person exercises for its own proprietary and confidential information, but disclosure of information may be made: (a) to Holders’ and/or Agent’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent and Holders, collectively, “Holders Entities”) provided that such Subsidiaries or Affiliates shall be bound by the confidentiality provisions set forth in this Section 12(l) or a provision substantially similar hereto; (b) to prospective transferees (provided, however, Holders and Agent shall use their commercially reasonable efforts to obtain any prospective transferee’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order, provided any information so disclosed will remain confidential information hereunder as to the Holders and Agent unless such information as a direct result of the foregoing becomes public information; (d) to the Holders’ or Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Agent or the Holders consider appropriate in exercising remedies under the Note Documents; and (f) to third-party service providers of the Holders and/or Agent so long as such service providers are in a relationship of confidentiality or have executed a confidentiality agreement with the applicable Holder and/or Agent with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in the Holders’ and/or Agent’s possession when disclosed to the Holders and/or Agent, or becomes part of the public domain (other than as a result of its disclosure by the Holders and/or Agent or any party to whom such party disclosed such information as set forth above in violation of this Agreement) after disclosure to the Holders and Agent; or (ii) disclosed to the Holders and/or Agent by a third party, if the Holders and/or Agent do not know that the third party is prohibited from disclosing the information.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Address for the Company and the Guarantors:	COMPANY:

425 Market Street, Suite 700	Metromile, Inc.
San Francisco CA 94105
	By:	/s/ Dan Preston
Email for the Company and the Guarantors:	Name:	Dan Preston
	Title:	Chief Executive Officer

GUARANTORS:

Metromile Insurance Services LLC

By:	/s/ Dan Preston
Name:	Dan Preston
Title:	Chief Executive Officer

Metromile Enterprise Solutions, LLC

By:	/s/ Dan Preston
Name:	Dan Preston
Title:	Chief Executive Officer

Signature page to Note Purchase and Security Agreement

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

AGENT AND HOLDER:

HSCM Bermuda Fund Ltd.

By: Hudson Structured Capital Management Ltd., its Manager

By:	/s/ Edouard Von Herberstein

Name:	Edouard Von Herberstein
Title:	Partner

E-mail:	***

Address:	c/o Hudson Structured Capital Management Ltd.
Attention: Ajay Mehra, Partner & General Counsel
2187 Atlantic Street
Stamford, CT 06902

Signature page to Note Purchase and Security Agreement

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

HOLDER:

HS SANTANONI lp

By: Hudson Structured Capital Management Ltd., its Manager

By:	/s/ Edouard Von Herberstein

Name:	Edouard Von Herberstein
Title:	Partner

E-mail:	***

Address:	c/o Hudson Structured Capital Management Ltd.
Attention: Ajay Mehra, Partner & General Counsel
2187 Atlantic Street
Stamford, CT 06902

Signature page to Note Purchase and Security Agreement

ANNEX I

COLLATERAL DESCRIPTION

The Collateral consists of all of each Obligor’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, Deposit Accounts, Securities Accounts, Commodity Accounts, all certificates of deposit,, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all the Obligors’ books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any (i) any license or contract that is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), provided in each case that upon the cessation of any such restriction or prohibition, such license or contract shall automatically become part of the Collateral, (ii) cash collateral accounts described in clause (g) of the definition of Permitted Indebtedness if the granting of a security interest therein is specifically prohibited by, would constitute an event of default under, or would grant a party a termination right under the contract or agreement with respect to such cash collateral accounts (unless such prohibition is not enforceable under applicable law), provided that at any such time any of the foregoing prohibitions or restrictions no longer apply then, as of such date, the Collateral shall automatically be deemed to include any such cash collateral accounts and/or the proceeds thereof, (iii) equipment subject to a lien described in clause (c) of the definition of Permitted Liens in connection with purchase money indebtedness incurred by the Obligor if the underlying agreement with respect to such purchase money indebtedness does not permit the Obligor to grant a lien with respect to such equipment in favor of Agent, or (iv) any “intent-to-use” trademark at any time prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent-to-use” trademark would be contrary to applicable law.

Exhibit A

FORM OF NOTE

Exhibit B

SCHEDULE OF THE HOLDERS

Exhibit C

FORM OF WARRANT

Exhibit D

COMPLIANCE CERTIFICATE

Exceptions Schedule

Schedules 4(a)(i)

Corporate Organizational Information

Schedules 4(c)

Collateral Accounts

Schedules 4(d)

Collateral Locations

Schedule 4(e)

Material Intellectual Property Licensed by the Obligors

Schedule 4(f)

Litigation and Adverse Proceedings

Schedule 4(n)

Restrictions on Shares

Schedule 10(a)

Existing Investments